                                                                   EXHIBIT 99.1


                                   FEDERATED
                            DEPARTMENT STORES, INC.


                                               CONTACTS:
News Release                                        MEDIA     -   CAROL SANGER
                                                                  513/579-7764
          FOR RELEASE:                              INVESTOR  -   SUSAN ROBINSON
          8 A.M. MARCH 2, 1999                                    513/579-7780


               FEDERATED REPORTS 19% INCREASE IN FISCAL 1998 EPS

         CINCINNATI, OHIO, March 2, 1999 - Federated Department Stores, Inc. today reported fiscal 1998 and fourth quarter results that showed increased sales and significantly improved operating results for both periods ended January 30, 1999.

         Federated's diluted earnings per share (EPS) of $3.06 were up 19 percent for the year, excluding extraordinary charges. Operating income was up
8.5 percent for the year and annual comparable-store sales were up 2.2 percent.

         "This past year was a very good one for Federated," James M. Zimmerman, chairman and chief executive officer, said of the year's results. "We were particularly pleased with our very strong performance in the important fourth quarter, including both sales and gross margin. Improving our fourth quarter performance was a key priority for us in 1998, and we are gratified by the results of the intensive efforts that went into achieving this objective."

         Zimmerman also credited good inventory management and continued expense reductions for contributing to fiscal 1998's solid earnings performance. He also noted that during the course of the year, Federated repurchased approximately $590 million (12.8 million shares) of common stock.

NET INCOME

         For fiscal 1998, Federated posted earnings of $685 million, excluding an extraordinary charge related to the early retirement of debt. This compares to earnings of $575 million for the 52 weeks ended January 31, 1998, also excluding an extraordinary charge related to the early retirement of debt. On this basis, diluted earnings per share rose to $3.06 for fiscal 1998, compared to $2.58 for fiscal 1997 - an increase of 19 percent.

                                     (more)

-------------------------------------------------------------------------------

  Macy's o Bloomingdale's o The Bon Marche          Bloomingdale's By Mail, Ltd.
Burdines o Goldsmith's o Lazarus o Rich's o Stern's        Macy's by Mail

         For the fourth quarter, Federated's net income was $408 million, compared to $379 million for the same period last year. Diluted earnings per share for the fourth quarter of 1998 amounted to $1.88, compared to $1.66 last year.

OPERATING INCOME

         Operating income for fiscal 1998 was $1.455 billion, an increase of
8.5 percent over operating income of $1.341 billion for the prior fiscal year. As a percent of sales, operating income increased 60 basis points to 9.2 percent in 1998.

         Operating income for the fourth quarter of 1998 was $750 million or
14.4 percent of sales, an increase of 5.2 percent from operating income of $713 million or 14.1 percent of sales for the fourth quarter of 1997.

SALES

         For fiscal 1998, sales totaled $15.833 billion, an increase of 1.1 percent over sales of $15.668 billion for the prior year. Excluding sales of the specialty stores division that was sold in July, sales increased 1.8 percent over last year. On a comparable-store basis, Federated's 52-week sales increased 2.2 percent.

         For the fourth quarter, sales totaled $5.207 billion, an increase of
2.9 percent over sales of $5.060 billion for the same period last year. Excluding sales of the specialty stores division, sales for the quarter increased 4.2 percent. On a comparable-store basis, fourth quarter sales were up 4.1 percent.

RETURN ON INVESTMENT

         Return on gross investment increased to 16.6 percent for 1998, compared to 15.7 percent in 1997.

         Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.8 billion. Federated currently operates more than 400 department stores in 33 states under the names of Bloomingdale's, The Bon Marche, Burdines, Goldsmith's Lazarus, Macy's, Rich's and Stern's. Federated also operated direct mail catalog and electronic commerce subsidiaries under the names of Bloomingdale's By Mail, Macy's By Mail and Macys.Com.




                                     (more)


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                                      -3-


         Forward-looking statements contained in this release involve risks and uncertainties that could cause actual results to differ materially from those contemplated by those statements. Factors that could cause such differences include the risks associated with retailing generally, transactional effects and other investment considerations described from time to time by the company in its filings with the Securities and Exchange Commission.

                                     # # #

(NOTE: Information on Federated and its operating divisions is available on the Internet at http://www.federated-fds.com. Copies of past press releases and corporate background data also are available by calling Fax-On-Demand at 1-800-853-9150.)

                       FEDERATED DEPARTMENT STORES, INC.

                 Consolidated Statements of Income (Unaudited)

       (All amounts in millions except percentages and per share figures)


                                                                      13 WEEKS ENDED                    52 WEEKS ENDED
                                                               -----------------------------     -----------------------------
                                                                JANUARY 30,      JANUARY 31,      JANUARY 30,      JANUARY 31,
                                                                   1999             1998             1999             1998
                                                               ------------     ------------     ------------     ------------

Net Sales ..................................................   $      5,207     $      5,060     $     15,833     $     15,668
                                                               ------------     ------------     ------------     ------------

Cost of sales (Note 1)......................................          3,180            3,109            9,616            9,581
         Percent to sales...................................          61.1%            61.4%            60.7%            61.1%
Selling, general and administrative expenses (Note 2)                 1,277            1,238            4,762            4,746
                                                               ------------     ------------     ------------     ------------

         Percent to sales...................................           24.5%            24.5%            30.1%            30.3%
                                                               ------------     ------------     ------------     ------------

Operating Income............................................            750              713            1,455            1,341
         Percent to sales...................................           14.4%            14.1%             9.2%             8.6%
Interest expense - net......................................            (69)             (88)            (292)            (383)
                                                               ------------     ------------     ------------     ------------
Income Before Income Taxes and Extraordinary
  Items ....................................................            681              625            1,163              958
Federal, state and local income tax expense ................           (273)            (246)            (478)            (383)
                                                               ------------     ------------     ------------     ------------

Income Before Extraordinary Items ..........................            408              379              685              575
Extraordinary Items - loss on early extinguishment
  of debt, net of tax effect ...............................             --               --              (23)             (39)
                                                               ------------     ------------     ------------     ------------

Net Income .................................................   $        408     $        379     $        662     $        536
                                                               ============     ============     ============     ============



pr 4th qtr 98

                       FEDERATED DEPARTMENT STORES, INC.

                 Consolidated Statements of Income (Unaudited)

       (All amounts in millions except percentages and per share figures)


                                                          13 WEEKS ENDED            52 WEEKS ENDED
                                                     -----------------------   ------------------------
                                                     JANUARY 30,  JANUARY 31,  JANUARY 30,   JANUARY 31,
                                                        1999         1998         1999          1998
                                                     ----------   ----------   ----------    ----------
Basic Earnings per Share (Note 3):
         Income before extraordinary items .......   $     1.95   $     1.80   $     3.27    $     2.74
         Extraordinary items .....................           --           --         (.11)         (.18)
                                                     ----------   ----------   ----------    ----------
         Net income ..............................   $     1.95   $     1.80   $     3.16    $     2.56
                                                     ==========   ==========   ==========    ==========
Diluted Earnings per Share (Note 3):
         Income before extraordinary items .......   $     1.88   $     1.66   $     3.06    $     2.58
         Extraordinary items .....................           --           --         (.10)         (.17)
                                                     ----------   ----------   ----------    ----------
         Net income ..............................   $     1.88   $     1.66   $     2.96    $     2.41
                                                     ==========   ==========   ==========    ==========


Notes:

(1) Substantially all merchandise inventories are valued by the retail method and stated on the LIFO (last-in, first-out) basis, which is generally lower than market. Application of this method did not impact the 13 and 52 weeks ended January 30, 1999 or January 31, 1998.

(2) Includes depreciation and amortization expense of $156 million and $151 million for the 13 weeks ended January 30, 1999 and January 31, 1998, respectively, and $624 million and $590 million for the 52 weeks ended January 30, 1999 and January 31, 1998, respectively.

(3)  Common shares outstanding used in computing basic earnings per share were
     209.5 million and 210.1 million for the 13 weeks ended January 30, 1999 and January 31, 1998, respectively, and 209.5 million and 209.5 million for the 52 weeks ended January 30, 1999 and January 31, 1998, respectively. Potential common shares used in computing diluted earnings per share were 217.1 million and 229.7 million for the 13 weeks ended January 30, 1999 and January 31, 1998, respectively, and 225.9 million and
     227.1 million for the 52 weeks ended January 30, 1999 and January 31, 1998, respectively.

                       FEDERATED DEPARTMENT STORES, INC.

                    Consolidated Balance Sheets (Unaudited)

                  (All amounts in millions except percentages)


                                                                         January 30, 1999  January 31, 1998
                                                                         ----------------  ----------------

ASSETS:
     Current Assets:
          Cash .......................................................     $        307      $        142
          Accounts receivable ........................................            2,209             2,640
          Merchandise inventories ....................................            3,259             3,239
          Supplies and prepaid expenses ..............................              117               115
          Deferred income tax assets .................................               80                58
                                                                           ------------      ------------
                  Total Current Assets ...............................            5,972             6,194

     Property and Equipment - net ....................................            6,572             6,520
     Intangible Assets - net .........................................              631               690
     Other Assets ....................................................              289               334
                                                                           ------------      ------------

                  Total Assets .......................................     $     13,464      $     13,738
                                                                           ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY:
     Current Liabilities:
           Short-term debt ...........................................     $        524      $        556
           Accounts payable and accrued liabilities ..................            2,446             2,416
            Income taxes .............................................               98                88
                    Total Current Liabilities ........................            3,068             3,060

     Long-Term Debt ..................................................            3,057             3,919
     Deferred Income Taxes ...........................................            1,060               939
     Other Liabilities ...............................................              570               564
     Shareholders' Equity ............................................            5,709             5,256
                                                                           ------------      ------------

                    Total Liabilities and Shareholders' Equity .......     $     13,464      $     13,738
                                                                           ============      ============

Ratio of debt to total capitalization (Note 1) .......................             38.5%             45.0%
                                                                           ============      ============

Return on gross investment (Note 2) ..................................             16.6%             15.7%
                                                                           ============      ============


Notes:

1.       Excluding the Note Monetization Facility at January 31, 1998.

2. Operating income, excluding depreciation, amortization and gross rent expense divided by gross investment. Gross investment is defined as average gross fixed assets, including capitalization of operating leases, and the average balances of all other assets and liabilities excluding debt, the note receivable related to the Note Monetization Facility, intangible assets and income taxes.

                       FEDERATED DEPARTMENT STORES, INC.

               Consolidated Statements of Cash Flows (Unaudited)

                                   (millions)

                                                                          52 Weeks Ended      52 Weeks Ended
                                                                         January 30, 1999    January 31, 1998
                                                                         ----------------    ----------------

Cash flows from operating activities:
  Net income .........................................................     $        662      $        536
  Adjustments to reconcile net income to net cash provided
      by operating activities:
         Depreciation and amortization of property and
             equipment ...............................................              596               563
         Amortization of intangible assets ...........................               27                27
         Amortization of financing costs .............................                7                20
         Amortization of unearned restricted stock ...................                1                --
         Loss on early extinguishment of debt ........................               23                39
         Changes in assets and liabilities:
              Decrease in accounts receivable ........................              235               194
              (Increase) decrease in merchandise inventories .........              (20)                7
              Increase in supplies and prepaid expenses ..............               (2)               (5)
              (Increase) decrease in other assets not separately .....               31                (7)
                   identified
              (Increase) decrease in accounts payable and ............                6               (36)
                   accrued liabilities not separately identified
              Increase in current income taxes .......................               25               103
              Increase in deferred income taxes ......................              103               138
              Decrease in other liabilities not separately
                   identified ........................................               (4)               (6)
                                                                           ------------      ------------
                         Net cash provided by operating activities ...            1,690             1,573
                                                                           ------------      ------------




Cash flows from investing activities:
  Purchase of property and equipment .................................             (695)             (696)
  Disposition of property and equipment ..............................               50               178
  Decrease in notes receivable .......................................              200               200
                                                                           ------------      ------------
                         Net cash used by investing activities .......             (445)             (318)
                                                                           ------------      ------------

Cash flows from financing activities:
  Debt issued ........................................................              650               763
  Financing costs ....................................................               --                (7)
  Debt repaid ........................................................           (1,229)           (2,027)
  Increase (decrease) in outstanding checks ..........................               47               (45)
  Acquisition of treasury stock ......................................             (594)               (2)
  Issuance of common stock ...........................................               46                56
                                                                           ------------      ------------
                         Net cash used by financing activities .......           (1,080)           (1,262)
                                                                           ------------      ------------

Net increase (decrease) in cash ......................................              165                (7)
Cash beginning of period .............................................              142               149
                                                                           ------------      ------------
Cash end of period ...................................................     $        307      $        142
                                                                           ============      ============